SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 14, 2008, Stuart C. Sherman resigned from the Board of Directors (the “Board”) of Thornburg Mortgage, Inc. (the “Company”).

(d) On July 17, 2008, Thomas F. Cooley was elected by the Board to fill the vacancy on the Board. Mr. Cooley will serve as a Class III director for a term ending at the annual meeting of shareholders to be held in 2009. Mr. Cooley was also appointed to the Audit Committee of the Board. Mr. Cooley was elected to the Board upon the recommendation of the Nominating/Corporate Governance Committee of the Company. Mr. Cooley was recommended to the Nominating/Corporate Governance Committee by one of the investors in the financing transaction described below.

In connection with the financing transaction that the Company entered into on March 31, 2008 for the sale of senior subordinated secured notes, warrants to purchase shares of the Company’s common stock (the “Common Stock”) and a participation interest in certain of the Company’s mortgage-related assets (the “Financing Transaction”), and pursuant to the Warrant Agreement, dated as of March 31, 2008 (the “Warrant Agreement”), among the Company and the warrant holders signatories thereto, which was filed as Exhibit 10.5 to Amendment No. 1 to the Current Report on Form 8-K/A filed by the Company on April 4, 2008, the Company agreed to cause the Board to consist of 10 directors, subject to future increase or decrease in accordance with the Company’s bylaws and the Warrant Agreement. Under the Warrant Agreement, the Company agreed that MP TMA LLC, MP TMA (Cayman) LLC and their respective affiliates (collectively, the “MP Entities”) may designate up to three directors, depending on the MP Entities’ level of beneficial ownership in unexercised warrants, warrant shares or other shares of the Company’s common stock. In addition, the Company agreed to appoint to the Board designees of two investors party to the Warrant Agreement other than the MP Entities.

On April 22, 2008, the MP Entities designated two directors, David J. Matlin and Mark R. Patterson, who continue to serve on the Board. Based on the MP Entities’ current beneficial ownership levels in unexercised warrants, warrant shares or other shares of the Company’s common stock, the MP Entities continue to have the right to designate one additional director at this time. On July 17, 2008, one of the investors party to the Warrant Agreement other than the MP Entities designated Mr. Cooley to serve on the Board and the investors other than the MP Entities continue to have the right to designate one additional director at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: July 18, 2008	By:	/s/ Larry A. Goldstone
Larry Goldstone, Chief Executive Officer and President

3